Exhibit 10.34

February 18, 2013

Steven J. Kemps

717 Edward Court

Southlake, TX 76092

Re: Modification to Letter Agreement dated November 7, 2012

Dear Steve:

Pursuant to the Letter Agreement dated November 7, 2012 between you and Dean Foods Company, the parties hereby agree that the “Resignation Date” as defined in the November 7, 2012 Letter Agreement shall be changed to April 1, 2013. This is the only modification to the Letter Agreement dated November 7, 2012, and all other terms, conditions and covenants remain in full force and effect.

Agreed and Accepted:

STEVEN J. KEMPS	DEAN FOODS COMPANY

/s/ Steven J. Kemps	/s/ Gregg A. Tanner

Dated:	Dated:
By: Gregg A. Tanner
Chief Executive Officer